Exhibit 99.1

             Xicor, Inc. Reiterates Second Quarter Revenue Guidance

                Company Schedules Fiscal Year 2003 Second Quarter
                       Earnings Release & Conference Call

     MILPITAS, Calif.--(BUSINESS WIRE)--July 9, 2003--Xicor, Inc., (Nasdaq:XICO), a leading supplier of high performance analog and mixed-signal integrated circuits, today reiterated its revenue guidance for the second quarter of 2003 and announced that it has scheduled its regularly held quarterly conference call to discuss its quarterly financial results. The Company will release second quarter 2003 financial results and hold its regular conference call on July 23, 2003.
    The Company expects total sales for the second quarter of 2003 to grow sequentially at the high-end of the 3% to 5% range previously provided. Revenue for the first quarter of fiscal 2003 was $9.6 million.
    The Company also announced that it has scheduled its regularly held quarterly conference call to discuss financial results for the second quarter of 2003, after the market close on Wednesday, July 23, 2003. Lou DiNardo, president and chief executive officer, and Geraldine Hench, vice president finance and administration and chief financial officer, will host the conference call at 6:00 p.m. EDT
(3:00 p.m. PDT).
    Xicor's earnings press announcement of second quarter 2003 results is scheduled to be released after the market close on Wednesday, July
23, 2003. The full text of the press release will be available over Business Wire and on Xicor's web site, www.xicor.com.
    SIMULTANEOUS WEBCAST: The conference call will be available via the Internet by accessing the Vcall Web site at: http://www.vcall.com or on Xicor's website at http://www.xicor.com. Please access either site at least 15 minutes prior to the call's start in order to register, download and install any necessary audio software.
    INSTANT REPLAY: Should you miss the call, you can listen to an internet archived version available on Xicor's website at http://www.xicor.com. The archive will be available for at least one year from the call's conclusion. You can also listen to the call via a telephone instant replay. To take advantage of the telephone instant replay service, please dial 303/590-3000, followed by the passcode
544946#. The Telephone Instant Replay service will be available from July 23, 2003 through July 30, 2003.

    Xicor Corporate Information

    Xicor designs, develops and markets high performance analog mixed-signal integrated circuits used in communications, computing, networking and industrial applications. Xicor's Mixed-Signal Products include data conversion products, power management integrated circuits, and application specific standard products and interface devices. Xicor's programmable analog mixed-signal components regulate, control, convert and manage various voltages and currents through the use of a serial interface and internal EEPROM.
    Xicor product, corporate and financial information is readily available on the World Wide Web at http://www.xicor.com.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

    The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our expectation that total sales for the second quarter of 2003 will grow sequentially at the high-end of the 3% to 5% range previously provided.
    Factors that could cause actual results to differ materially include the following: general economic conditions and conditions specific to the semiconductor industry; fluctuations in customer demand, including loss of key customers, order cancellations or reduced bookings; product mix; competitive factors such as pricing pressures on existing products and the timing and market acceptance of new product introductions (both by Xicor and its competitors); Xicor's ability to have available an appropriate amount of low cost foundry production capacity in a timely manner; our foundry partners' timely ability to successfully manufacture products for Xicor using Xicor's proprietary technology; any disruptions of our foundry relationships; manufacturing efficiencies; the ability to continue effective cost reductions; currency fluctuations; the timely development and introduction of new products and submicron processes, and the risk factors listed from time to time in Xicor's SEC reports, including but not limited to the Annual Report on Form 10-K for the year ended December 31, 2002 and Form 10-Q for the quarter ended March 30, 2003 (Management's Discussion and Analysis of Financial Condition and Results of Operations, Factors Affecting Future Results section). Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Xicor undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

    CONTACT: Xicor, Inc.
             Geraldine Hench, CFO
             Laura Guerrant, Investor Relations
             408/546-3348
             investors@xicor.com